Exhibit 10.1(a)
                                           ---------------

            AGREEMENT OF PURCHASE AND SALE

                        between

                  SSI AGAWAM, L.L.C.

                     as Purchaser

                          and

                 SCHOOL SPECIALTY INC.

                       as Seller

                    AUGUST 22, 2000

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                   TABLE OF CONTENTS
                                                              Page

1.  Sale.                                                        1
2.  Purchase Price.                                              2
3.  Closing.                                                     2
4.  Earnest Money.                                               2
5.  Seller's Deliveries and Inspection Reports.                  3
6.  Loan Application.                                            3
7.  Conditions to Closing.                                       4
8.  Title and Survey Matters.                                    7
9.  Representations and Warranties.                              9
10. Covenants of Seller and Purchaser.                          15
11. Seller's Closing Documents.                                 16
12. Purchaser's Closing Documents.                              18
13. Prorations.                                                 19
14. Expenses.                                                   19
15. Risk of Loss; Eminent Domain.                               20
16. Remedies.                                                   21
17. Successors and Assigns.                                     21
18. Brokers, Finders and Consultants.                           22
19. Litigation.                                                 22
20. Notices.                                                    22
21. Benefit.                                                    23
22. Miscellaneous.                                              23

                   LIST OF EXHIBITS

Exhibit 1.1         The Land
Exhibit 1.3         Intangible Personal Property
Exhibit 5.1         Seller's Deliveries
Exhibit 5.2         Inspection Reports
Exhibit 7.1.1       Form of Lease and Rent Schedule
Exhibit 8.1         Title Commitment Requirements
Exhibit 8.2         Survey Requirements
Exhibit 11.1        Permitted Exceptions
Exhibit 11.8        Affidavit Regarding No Foreign Ownership of Seller

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             AGREEMENT OF PURCHASE AND SALE

          THIS AGREEMENT OF PURCHASE AND SALE
("Agreement") is made and entered into as of the 22nd day of August, 2000, by and among SCHOOL SPECIALTY
INC., a Delaware corporation ("Seller" and "Lessee"), and SSI AGAWAM , L.L.C., a Delaware limited liability company ("Purchaser"). Attached hereto is an Index of Definitions which references sections where terms are originally defined.

          1.   Sale.

          Purchaser agrees to purchase and Seller
agrees to sell, for the purchase price and subject to and upon each and every of the terms and conditions hereinafter set forth, all of the following (all of which is collectively referred to as the "Project"):

          1.1 That parcel of land, with the corresponding legal description and address listed on Exhibit 1.1 attached hereto and made a part hereof, together with all of Seller's right, title and interest, if any, in and to all easements, rights-of-way, appurtenances, strips and gores of land, mineral rights, water rights and other interests, rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passways, open or proposed, on or abutting the parcel of land, and to any award made to or to be made in lieu thereof, and in and to any award for damage to the parcel of land or any part thereof by reason of a change of grade in any street, alley, road or avenue, as aforesaid (collectively, the "Land");

          1.2  The approximately 187,840 square foot
warehouse building, inclusive of the 24,480 square foot addition (the "Addition"), and other improvements of every kind and description on, over and under the Land
(including all replacements or additions thereto between the date hereof and the Closing Date); parking areas; and Seller's right, title and interest in all systems, building fixtures, amenities, facilities, machinery, equipment, conduits, ducts, hot water heaters, oil burners, domestic water systems, and installations including those used to provide fire protection, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto, all elevators, escalators, canopies, and the physical structure of all signs (excluding any right to use any tradenames or trademarks of Lessee depicted on the signs) (including all replacements or additions to all such property between the date hereof and the Closing Date), which are used solely for the operation of the building (collectively, the "Improvements"); but, excluding Lessee's personal property, non-building equipment and trade fixtures;

          1.3 All intangible property used in connection with the Land and Improvements (excluding any intellectual property) including, without limitation, all contract rights, guarantees, licenses, permits, registrations and warranties relating solely to the ownership or the maintenance of the Land or the Improvements, or both
(including without limitation, all licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Materials on or about the Project, to the extent such permits and registrations are

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necessary and may be assigned to Purchaser) (the
"Intangible Personal Property"), including without limitation the warranties, contract rights and other intangible personal property listed in Exhibit 1.3.

          2.   Purchase Price.

          The purchase price to be paid to Seller for the Project shall be the sum of Six Million Two Hundred
Fifty Thousand Dollars ($6,250,000) (the "Purchase
Price"). The Purchase Price shall be paid by Purchaser by bank wire of immediately available funds at Closing.

          3.   Closing.

          The purchase and sale contemplated herein shall be consummated at a closing ("Closing") to take place through the national offices of the Title Company as escrowee, or such other location as is acceptable to Seller and Purchaser, on a date (the "Closing Date") specified by Purchaser in a notice to Seller, which notice shall be given no less than five (5) business days prior to the Closing Date. The Closing Date shall occur as soon as reasonably practicable, but in no event more than sixty (60) days, after the issuance of a Loan Commitment (as defined below) pursuant to an Application (as defined below) and, in all events, on the same date as the Closing Date under and as defined in the Other Agreement (as defined below).

          4.   Earnest Money.

          No later than five (5) business days after the full execution hereof, Purchaser and Seller will enter into a joint order escrow agreement (the
"Escrow") in form reasonably satisfactory to Purchaser and Seller with First American Title Insurance Company
(the "Title Company"), or such title insurance company's affiliate, as escrowee ("Escrowee"), and Purchaser shall deposit into the Escrow, as earnest money, the amount of One Hundred Thousand Dollars
($100,000) (the "Initial Earnest Money"). Purchaser shall, within three (3) business days after Seller's acceptance of an Application (as described in Section
6.2 below), make an additional deposit into the Escrow of One Hundred Thousand Dollars ($100,000) (the
"Additional Earnest Money"). The Initial Earnest Money and the Additional Earnest Money, together with all interest earned thereon, are referred to herein as the "Earnest Money". The cost of the Escrow shall be paid equally by Seller and Purchaser, except that Purchaser shall pay any investment fee. Purchaser may, at its option, direct the Escrowee to invest the Earnest Money in a federally insured interest-bearing account designated by Purchaser. The Earnest Money shall be applied as a credit against the Purchase Price at Closing or disbursed in accordance with this Agreement.
The Earnest Money shall be refundable to Purchaser upon termination of this Agreement for any reason other than Purchaser's default in its obligation to close. In the event of a default by Purchaser in its obligation to close, the Earnest Money and any interest earned thereon shall be

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immediately payable to Seller.  In the
event either party improperly and unreasonably refuses to cooperate in good faith in the release of the Earnest Money, then the party at fault shall be liable for and pay all of the other party's costs, expenses, attorneys' fees, and litigation costs (including appeals) incurred to obtain the Earnest Money together with an amount equal to eighteen percent (18%) per annum on the entire balance of the Earnest Money withheld from the date of such refusal until the date earnest money is available for immediate receipt by the party entitled thereto.

          5.   Seller's Deliveries and Inspection Reports.

          Seller has delivered to Purchaser or will deliver to Purchaser no later than five (5) business days after the latest date which is set forth on the signature page hereof (the "Contract Date") (except as indicated below or in Exhibit 5.1) all the reports, studies and other documents regarding the Project in Seller's possession or control, including the items listed in Exhibit 5.1 attached hereto (collectively, the "Seller's Deliveries"). The terms defined in
Exhibit 5.1 hereto are hereby incorporated into this Agreement by this reference. Simultaneously with the execution and delivery hereof, Purchaser shall acknowledge in writing receipt of such of Seller's
Deliveries as have been delivered to Purchaser. Each delivery or group of deliveries of the foregoing items made subsequent to the date hereof shall be accompanied by written notice by Seller to Purchaser setting forth the items being delivered therewith and, at Seller's request, Purchaser shall acknowledge receipt of such items in writing. Promptly after execution of this Agreement, Purchaser shall order updates to the Inspection Reports described on Exhibit 5.2 attached hereto.

          6.   Loan Application.

          6.1 Upon execution of this Agreement, Purchaser shall undertake to obtain a loan to finance its acquisition of the Project. If, using reasonable efforts
(including advancing any deposits required by the lender), (i) Purchaser is unable to obtain an application for a loan in form and substance acceptable to Purchaser in its sole discretion (the "Application") on or prior to thirty (30) days after the date hereof
(as such thirty (30) day period may be extended pursuant to Section 8.2 below, the "Application
Deadline"), or (ii) the purchaser under that certain
Agreement of Purchase and Sale by and between SSI
Mansfield, L.L.C. and Seller of even date herewith (the
"Other Agreement") is unable to obtain an Application
(as defined in the Other Agreement) by the Application
Deadline, unless the parties agree otherwise in writing, this Agreement shall automatically terminate, and neither party shall have any further liability to the other hereunder, except for the Surviving
Covenants.

          6.2  If, prior to the Application Date,
Purchaser obtains an Application providing for a fixed, locked rate of interest equal to nine percent (9%) or less, Purchaser shall accept such Application. If, prior to the Application Date, Purchaser proposes to accept an Application which does not provide for a fixed, locked rate of interest of less than or equal to nine percent (9%), Purchaser shall notify Seller of either (as applicable) the interest rate (if higher than nine percent (9%)) or the methodology for determining the interest rate (if not a locked rate) under the Application and Seller shall, within five (5) days after such notice, direct Purchaser in writing to accept or reject such Application. If Seller directs
Purchaser to reject the Application or if Seller does not direct Purchaser to accept the Application within five (5) days after notice, unless the parties agree otherwise in writing, this Agreement shall automatically terminate, and neither party shall have any further liability to the other hereunder, except for the Surviving Covenants.

          6.3  If an Application is accepted pursuant to
Section 6.2, Purchaser shall proceed diligently and with commercial reasonableness to obtain a loan commitment
(the "Loan Commitment") consistent with the Application and to close the loan transaction pursuant thereto (the
"Loan"), including advancing any deposits required by the lender (the "Lender") under the Application or the Loan Commitment. Seller shall cooperate with Purchaser and Lender as reasonably required in connection with the Loan. If Purchaser is unable to obtain a Loan
Commitment within twenty-one (21) days after accepting an Application (the "Commitment Deadline"), then, unless the parties shall otherwise agree in writing, this Agreement shall automatically terminate, and neither party shall have any further liability to the other hereunder, except for the Surviving Covenants.

          6.4  If no Application (as defined in the
Other Agreement) is accepted on or prior to the Application Deadline (as defined in the Other Agreement) or if no Loan Commitment (as defined in the Other
Agreement) is obtained prior to the Commitment Deadline
(as defined in the Other Agreement), then, unless the parties otherwise agree in writing, this Agreement shall automatically terminate, and neither party shall have any further liability to the other hereunder, except for the Surviving Covenants.

          7.   Conditions to Closing.

          7.1 Purchaser shall not be obligated to close the purchase and sale transaction contemplated by this Agreement until all of the following conditions have been satisfied:

          7.1.1 Lessee shall have executed and delivered with respect to the Project (A) five (5) original counterparts of a lease agreement (the "Lease") in the form attached hereto as Exhibit 7.1.1 and at the rents indicated in Exhibit 7.1.1; and (B) a memorandum of lease in the form specified in the Lease (the "Memorandum of Lease");

          7.1.2 Lessee shall have delivered to Purchaser certificates evidencing the insurance coverage to be carried by Lessee under the terms of the Lease naming
     Purchaser and Lender, if any, as loss payees and additional named insureds;

          7.1.3 All representations, warranties and covenants of Seller set forth herein, and of Lessee set forth in the Lease, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing;

          7.1.4 All agreements and conditions required to be performed or complied with by Seller prior to or at the time of Closing in connection with the transaction contemplated hereby shall have been duly performed or complied with prior to or at such time;

          7.1.5 There shall have been no material adverse change in the financial condition of Seller since the date of its audited financial statements most recently delivered to Purchaser and there shall be no conditions then existing which would cause a material adverse change to the financial condition of Seller;

          7.1.6 Seller shall have delivered to Purchaser and Lender appropriate evidence (including attorneys opinions) as to the existence, good standing and qualification of Seller, the due authorization, execution, delivery, legality, binding effect and enforceability of this Agreement, the Lease and, upon execution and delivery, the Lease and other documents to be delivered by Seller pursuant hereto and thereto, and as to such other matters as Purchaser or Lender may reasonably require;

          7.1.7 There shall exist neither any Event of Default under the Lease or a material default by Seller under this Agreement nor any event or circumstance with which the giving of notice or passage of time or both would constitute an Event of Default under the Lease;

          7.1.8 Purchaser shall have received, in form and content reasonably satisfactory to Purchaser and satisfactory to Lender, updates of the Appraisal, Environmental Report and the Architectural/Engineering
     Report (as all are defined in Exhibit 5.2);

          7.1.9 The Loan shall have been funded substantially in accordance with the terms of the Loan Commitment and pursuant to loan documents reasonably acceptable to Purchaser; and

          7.1.10 The closing of the transaction contemplated under the Other Agreement.

In the event any of the foregoing conditions are not satisfied at or prior to Closing, Purchaser may elect to terminate this Agreement in which event neither party shall have any further liability to the other hereunder, except for Surviving
Covenants. Purchaser shall have the right in its absolute discretion to waive any or all of the foregoing conditions.

          7.2 Seller shall not be obligated to close until all the following conditions have been satisfied:

          7.2.1 Purchaser shall have delivered to Seller appropriate evidence as to the existence, good standing and qualification of Purchaser to transact business in the state in which the Project is located;

          7.2.2 Purchaser shall have delivered to Seller appropriate evidence (including attorneys opinions) as to the existence, good standing and qualification of Purchaser, the due authorization, execution, delivery, legality, binding effect and enforceability of this Agreement, and, upon execution and delivery, the Lease and other documents to be delivered by Purchaser pursuant hereto, and as to such other matters as Seller may reasonably require;

          7.2.3 There shall exist no material default on the part of Purchaser under the Lease or this Agreement;

          7.2.4 All representations, warranties and covenants of Purchaser set forth herein shall have been true and correct when made and shall be true and correct at Closing;

          7.2.5 All agreements and conditions required to be performed or complied with by Purchaser prior to or at the time of Closing in connection with the transaction contemplated hereby shall have been duly performed or complied with prior to or at such time; and

          7.2.6 The closing of the transaction contemplated under the Other Agreement.

In the event any of the foregoing conditions are not satisfied at or prior to Closing, Seller may elect to terminate this Agreement in which event neither party shall have any further liability to the other hereunder, except for Surviving Covenants. Seller shall have the right in its absolute discretion to waive any or all of the foregoing conditions.

          8.   Title and Survey Matters.

          8.1 Seller has delivered to Purchaser a title commitment dated August 9, 2000 (the "Title
Commitment") issued by the Title Company committing to issue to Purchaser an ALTA 1992 form policy of title insurance with respect to the Project. Within fifteen
(15) days after the date of this Agreement, Seller will deliver to Purchaser, at Seller's sole cost and expense: (i) a revised Title Commitment (the "Revised
Title Commitment")
dated on or after the date of this
Agreement, and, if applicable, to Lender an ALTA 1990
Form B mortgage policy of title insurance with respect to the Project in an amount equal to or less than the Purchase Price, showing fee simple title to the Project in Seller and (ii) copies of all documents, whether recorded or unrecorded, referred to in the Revised
Title Commitment, but not referred to in the Title
Commitment (the "Subsequent Underlying Documents").
The Revised Title Commitment shall include the Title
Company's commitment to issue full extended coverage over all standard title exceptions contained in such policy and, to the extent permitted under local law, the following special endorsements in form and substance satisfactory to Purchaser and Lender: zoning endorsement 3.1 with parking and loading; comprehensive endorsement; access endorsement; tax parcel endorsement; survey endorsement; usury endorsement;
contiguity endorsement (if applicable); insurance over easement parcels benefiting the Land (if applicable);
subdivision endorsement, endorsement deleting general and special fraudulent conveyance and creditors' rights exceptions; encroachment endorsements (if applicable);
endorsements that a default under restrictive covenants burdening the Land will not result in a forfeiture; and such other endorsements as Purchaser or, if applicable, Lender may reasonably require. Seller shall cause the Revised Title Commitment to comply with the requirements of Exhibit 8.1 attached hereto. Seller shall cause the title policy (the "Title Policy") conforming to the requirements of this Section 8.1 to be issued to Purchaser and to Lender as of the Closing
Date to cover the recording of the deed to be delivered by Seller, as provided herein, and the recording of the mortgage or deed of trust, as applicable, to Lender, if any.

          8.2  Seller shall, on or before August 25, 2000,
deliver to Purchaser a current certified ALTA/ACSM
Class A "current site" as-built survey of the Land,
conforming with all requirements set forth in Exhibit
8.2 hereto, and showing the Land by metes and bounds
and showing the location of all buildings and other
Improvements thereon and dimensions thereof and, to the
extent available, all "set back" and building
restriction lines, all parking areas (including the
number of parking spaces therein), all loading docks
(including the number thereof), any and all existing
utility and other easements burdening or benefiting the
Land, the federal flood designation affecting the
Project, all areas designated as wetlands on the
National Wetlands Inventory of the United States Fish
and Wildlife Service ("Wetlands Inventory") and all
documents and instruments of record affecting the
Project (the "Initial Survey").  If Seller fails to
deliver the Initial Survey on or before said date, the
thirty (30) day period described in Section 6.1(i),
shall be extended by one day for each day the Seller
fails to deliver the Initial Survey.  Not less than
fifteen (15) business days prior to the Closing, Seller
shall deliver to Purchaser, at Seller's sole cost and
expense, six (6) prints of the Initial Survey updated
to a date subsequent to the date of this Agreement (the
"Updated Survey").   The Updated Survey shall include
the certificate of said surveyor addressed to Purchaser, Dana Commercial Credit Corporation, Lender and the Title Company in a form reasonably acceptable to Purchaser, Seller and Lender. The Updated Survey shall show no changes from the Initial Survey, except the Updated Survey shall contain corrections or additions requested by Purchaser or Lender prior to the Closing, may contain such other changes from the Initial Survey as are otherwise approved in writing by Purchaser and Lender and otherwise will comply with any requirements of Lender and the Title Company. Any matter disclosed in a survey which, in Purchaser's reasonable discretion, does or could in the future materially interfere with the use, operation or financing of the Project or affect the marketability of title to the Land and Improvements is referred to herein as a "Survey Defect."

          8.3 Seller shall deliver to Purchaser no later than ten (10) days after the date hereof, at Seller's sole cost and expense, Uniform Commercial Code, judgment and tax lien searches of Seller in the States of Ohio and Wisconsin (the "Lien Searches"). At the request of
Purchaser, the Lien Searches shall be updated, at Seller's sole cost and expense, as close to the Closing
Date as reasonably practicable. If the Merger occurs, Seller shall cause the Lien Searches to be updated as appropriate and such updates shall constitute a portion of the Lien Searches.

          8.4  In the event the Initial Survey, Updated
Survey, Lien Searches or Revised Title Commitment disclose any claim, lien, encumbrance or other defect, including without limitation any Survey Defect, with respect to the Project or any portion thereof other than any encumbrance listed in Exhibit 11.1 (any such claim, lien, encumbrance or other defect other than the encumbrances listed in Exhibit 11.1 being referred to as a "Defect"), Seller shall, prior to Closing, cause to be removed or insured over by the Title Company:
(i) any exception relating to existing mortgage indebtedness, and (ii) any such Defect arising by the willful act of Seller (a "Willful Defect"). Seller shall, prior to Closing, use all reasonable efforts to cause to be removed or insured over by the Title
Company, any other Defect, the cost of removal of which does not exceed One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) (a "Limited Defect"). If any Defect other than a Willful Defect or a Limited
Defect is not so removed or insured over prior to Closing, Purchaser may, as its only remedy with respect thereto (subject to Section 14.3 and the last sentence of this Section 8.4), either (i) terminate this Agreement by written notice to Seller, in which event neither party shall have any further liability to the other except for Surviving Covenants, or (ii) close subject to such Defect, and if necessary seek specific performance of this Agreement on such terms.
Notwithstanding any of the foregoing to the contrary, it shall be deemed to be a default by Seller in the event Seller fails to timely deliver the Updated Survey to Purchaser or the Updated Survey discloses a Survey
Defect which was not disclosed on the Initial Survey.

          9.   Representations and Warranties.

          9.1  Seller's Representations and Warranties.
Seller represents and warrants to, and covenants with, Purchaser that the following matters are and shall be true as of the date hereof and, except as otherwise provided in this Agreement, as of the Closing Date:

          9.1.1 Seller is a corporation existing and in good standing under the laws of the State of Delaware, is qualified to do business and in good standing in the state in which the Project is located, has all requisite power and authority, without the consent of any party, to own and operate the Project, to enter into this Agreement and to carry out the transactions contemplated hereby, and has all requisite power and authority, without the consent of any party, to enter into the Lease and to carry out the transactions contemplated thereby as Lessee.

          9.1.2 The execution and delivery of this Agreement by the signatories hereto on behalf of Seller and the performance of this Agreement and the Lease by Seller have been duly authorized by Seller; and this Agreement and the Lease are binding on and enforceable against Seller in accordance with their respective terms. No consent of any partner, member, shareholder, beneficiary, creditor or investor of Seller or any judicial or administrative body, governmental authority or other party to such execution, delivery and performance is required. Neither the execution of this Agreement and the Lease, nor the consummation of the transactions contemplated hereby or thereby will
     (i) result in a breach of, default under or acceleration of any agreement to which Seller is a party or by which Seller or the Project is bound or
     (ii) violate any restriction, court order or agreement to which Seller or the Project is subject.

          9.1.3 To the best of Seller's knowledge, the descriptive information concerning the Project set forth in Section 1 and Exhibits 1.1 and 1.3 is true and correct in all material respects.

          9.1.4 Seller is the current owner of fee simple title to the Land and the Improvements and has good and indefeasible title to the Land and the Improvements free and clear of all mortgages and security interests as of the Closing Date, leases and tenancies, licenses, claims, options, options to purchase, liens, covenants, conditions, restrictions, rights-of-way, servitudes, easements, judgments and other matters affecting title to the Project, except the Permitted Exceptions. Neither Seller nor any of its affiliates owns any land adjacent to the Land or separated from the Land only by a dedicated public way or public or private easement or right-of-way.

          9.1.5 All items delivered or exhibited to Purchaser by Seller pursuant to this Agreement, including without limitation Section 5 hereof and Exhibit 5.1 hereto, and all exhibits and schedules hereto are, to the best of Seller's knowledge, true, correct and complete in all material respects and fairly present the information set forth in a manner that is not materially misleading. There are no leases, occupancy agreements and other agreements, understandings and commitments with tenants or other occupants relating to the Project, except the Lease and as listed in the documents delivered pursuant to Exhibit 5.1.

          9.1.6 Seller is not in default under any of the documents, recorded or unrecorded referred to in the Title Commitment, or under any of the General Contracts or Governmental Approvals (as all are defined in Exhibit 5.1).

          9.1.7 To the best of Seller's knowledge, there are no material defects in the Improvements, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air-conditioning, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, or the roofs, and all of the foregoing are in good operating condition. The mechanical systems in the Improvements are independent systems and do not depend on any other property or source of power or materials for operation except customary utility services.

          9.1.8 To the best of Seller's knowledge, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Project (including the Improvements) as it is now being operated and as required for operation of the Project as it is presently being operated are installed and connected pursuant to valid permits, are adequate to service the Project and are in good operating condition, and all fees and other charges therefor have been paid in full, including but not limited to tap-in and connection fees for public water and sanitary sewerage facilities. To the best of Sellers' knowledge no fact or condition exists which would result in the termination, reduction or impairment of the furnishing of service to the Project of water, sewer, gas, electric, telephone, drainage and other such utility services.

          9.1.9 To the best of Seller's knowledge, the Project, the facilities servicing the Project and the use and operation thereof are not in violation of applicable municipal and governmental laws, ordinances, regulations, licenses, permits and authorizations and all covenants, conditions and restrictions applicable to the Project (collectively "Applicable Laws"), including without limitation all zoning, subdivision, wetlands, environmental, air quality, flood hazard, fire safety, planning, handicapped access and facilities and building codes, laws and regulations, and there are presently in effect all licenses, permits and other authorizations necessary for the use, occupancy and operation of the Project as it is presently being operated, except as described in the Environmental Reports. To the best of Seller's knowledge, (i) there are no unrecorded agreements with any municipality or governmental authority regarding zoning, off-site improvements or the nature of improvements on the

     Land or the use thereof; (ii) access to and from the Improvements (and every part thereof) to and from public roads is sufficient to comply with all presently existing Applicable Laws affecting the Project or Improvements and for the present use of the Project and Improvements; and
     (iii) the streets, roads and avenues adjoining the Project have been dedicated to and accepted for maintenance and public use by the public authority having jurisdiction thereover. To the best of Seller's knowledge, there are no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Project or any portion thereof, including without limitation proceedings involving condemnations, eminent domain building code, environmental or zoning. Seller has not received any notice from any municipal, state, federal or other governmental authority of zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations issued in respect of the Project which remain uncorrected. There are no off-site facilities necessary to ensure compliance with Applicable Laws.

          9.1.10 Seller has not received any written notice from any insurance carrier of, nor is Seller aware of, defects or inadequacies in the Project which if not corrected would result in termination of insurance coverage or increase in the cost thereof.

          9.1.11 To the best of Seller's knowledge, no portion of the Project is located in a designated 100-year flood zone or in a designated earthquake zone.

          9.1.12 To the best of Seller's knowledge, no wetlands now exist on the Land or existed on the Land at anytime. To the best of Seller's knowledge no portion of the Land has appeared on any Wetlands
     Inventory.

          9.1.13 No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the best of Seller's knowledge, threatened against Seller, nor are any of such proceedings contemplated by Seller.

          9.1.14 To the best of Seller's knowledge, all storm water flowing from the Land drains directly into a public way in compliance with all Applicable Laws.

          9.1.15 To the best of Seller's knowledge, the soil condition of the Land is such that it will support all of the Improvements for the foreseeable life thereof without the need for unusual or new sub-surface excavations, fill, footings, caissons or other installations.

          9.1.16 There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project, or any part thereof, except only general real estate taxes not yet due or payable. Copies of the 1999 general real estate tax bills with respect to the Project and all subsequent assessment notices have been delivered to Purchaser. To the best of Seller's knowledge, said bills cover the whole of the Project and do not cover or apply to any other property. To the best of Seller's knowledge, other than as appears as a matter of public record, there are no standby fees or special assessments against the Project and there is no pending or contemplated action pursuant to which any standby fee or special assessment may be levied against the Project.

          9.1.17 To the best of Seller's knowledge, except as specifically described in the Environmental Reports (as defined in Exhibit 5.2) delivered to or obtained by Purchaser, there are no Hazardous Materials (defined herein) generated, released, stored, buried or deposited over, beneath, in or upon the Land or the Improvements other than Hazardous Materials used by Seller in the ordinary course of its business and in compliance with all Applicable Laws (as defined below). For purposes of this Agreement, "Hazardous Materials" shall mean and include any flammable explosives, petroleum (including crude oil) or any fraction thereof, radioactive materials, asbestos or asbestos-containing materials, hazardous wastes, toxic substances or related materials, including without limitation any substances defined as or included in the definition of toxic or hazardous substances, wastes, or materials under any federal or applicable state or local laws, ordinances or regulations dealing with or otherwise pertaining to toxic or hazardous substances, wastes or materials. Such laws, ordinances and regulations are hereinafter collectively referred to as the "Hazardous Materials Laws." From the date hereof to and including the Closing Date, Seller shall, and Seller shall cause all employees, agents, contractors and subcontractors of Seller and any other persons from time to time present on or occupying the Land or the Improvements to, keep and maintain the Land and the Improvements, including the soil and ground water thereof, in compliance with, and not cause or knowingly permit the Land or the Improvements, including the soil and ground water thereof, to be in violation of, any applicable Hazardous Materials Laws, except as may be described in the Environmental Reports. Seller shall immediately advise Purchaser in writing of: (i) any notices received by Seller, or its officers, partners, members, shareholders, beneficiaries, employees or agents (whether such notices are from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of the violation or potential violation occurring on or about the Land or the Improvements of any applicable
     Hazardous Materials Laws; (ii) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened in respect of the Land or the Improvements pursuant to any Hazardous Materials Laws; (iii) all claims made or threatened by any third party against Seller or the Land or the Improvements relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) Seller's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Land and the Improvements that could cause the Land or the Improvements or any part thereof to be subject to any Hazardous Materials Claims, except as may be described in the Environmental Reports.
     Seller shall be solely responsible for, and shall indemnify and hold harmless Purchaser, its partners, directors, officers, members, shareholders, beneficiaries, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to (i) the breach by Seller of any warranty, representation or covenant contained in this
     Section 9.1.17, and (ii) the release, disposal, generation, storage or existence of any Hazardous Materials at the Project (or at any other location if originating from the Project) in violation of Hazardous Materials Laws, including without limitation: (x) claims of third parties (including governmental agencies) for damages, penalties, losses, costs, fees, expenses, damages, injunctive or other relief; (y) response costs, clean-up costs, costs and expenses of removal and restoration, including fees of attorneys and experts, and costs of determining the existence of Hazardous Materials and reporting same to any governmental agency; and (z) any and all expenses or obligations, including reasonable attorneys' fees, incurred at, before and after any trial or appeal therefrom whether or not taxable as costs, including without limitation reasonable attorneys' fees, witness fees, deposition costs, copying and telephone charges and other expenses. Any loss, damage, cost, expense or liability incurred by Purchaser for which Seller is responsible or for which Seller has agreed to indemnify Purchaser shall be paid to Purchaser on demand. The obligations of Seller under this Section 9.1.17 shall survive the termination of this Agreement and, if applicable, the Closing.

          9.1.18 The representations and warranties made by Seller as "Tenant" under the Lease are true and correct as of the date hereof or will be true and correct as of the Closing.

          9.1.19 Seller intends to convert from a Delaware corporation to a Wisconsin corporation by means of a statutory merger of the Delaware corporation into a surviving Wisconsin corporation (the "Merger"). Seller shall either (i) complete the Merger prior to the Closing Date in which event, all of the assets of Seller will be transferred to the surviving entity, which will be the Tenant under the Lease, or (ii) advise Purchaser in writing no later than seven (7) days prior to the Application Date that the Merger will not go forward. If the Merger occurs, the net worth of the surviving entity immediately following the Merger will be no less than the net worth of Seller immediately prior to the Merger (as net worth is determined using generally accepted accounting principles). Upon consummation of the Merger, the surviving entity shall assume all of Seller's obligations hereunder and all references to Seller herein shall be deemed to refer to such surviving entity.

          9.2  Purchaser's Representations and Warranties.
Purchaser represents and warrants to, and covenants with, Seller that the following matters are and shall be true as of the date hereof and as of the Closing Date:

          9.2.1 Purchaser is a limited liability company existing and in good standing under the laws of the State of Delaware, is qualified to do business and in good standing in the state in which the Project is located, has all requisite power and authority, without the consent of any party, to purchase the Project, to enter into this Agreement and to carry out the transactions contemplated hereby, and has all requisite power and authority, without the consent of any party, to enter into the Lease and to carry out the transactions contemplated thereby as Lessor.

          9.2.2 The execution and delivery of this Agreement by the signatory or signatories hereto on behalf of Purchaser and the performance of this Agreement by Purchaser have been duly authorized by Purchaser and this Agreement is binding on Purchaser and enforceable against Purchaser in accordance with its terms. No consent of any partner, member, shareholder, beneficiary, creditor or investor of Purchaser or any judicial or administrative body, governmental authority or other party to such execution, delivery and performance is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under or acceleration of any agreement to which Purchaser is a party or by which Purchaser is bound or
     (ii) violate any restriction, court order or agreement to which Purchaser is subject.

          9.2.3 There are no pending or, to the best of Purchaser's knowledge, threatened judicial or administrative proceedings or governmental investigations affecting Purchaser or in which Purchaser is or will be a party which will affect
     Purchaser's ability to consummate this transaction or perform its obligation hereunder or under the Lease.
     No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the best of Purchaser's knowledge, threatened against Purchaser nor are any of such proceedings contemplated by Purchaser.

          9.2.4 The representations and warranties, if any, made by Purchaser as "Landlord" under the Lease are true and correct as of the date hereof or will be true and correct as of the Closing.

          9.3  Continuing Nature of Representations and
Warranties. The representations and warranties made in this Agreement by Seller and Purchaser, including without limitation the representations and warranties contained in this Section 9, shall be continuing and shall be deemed remade by Seller and Purchaser as of the date of Closing with the same force and effect as if in fact remade at that time and shall survive, and shall not merge into, the Closing. The liability of the maker for the breach of any such representation or warranty shall expire one (1) year after the date of the Closing unless a written claim specifying the particular breach is served in good faith upon such maker by the other party prior to the last day of such one (1) year period. If either party hereto becomes aware of any fact, event or circumstance that would cause any of its or the other party's representations or warranties to be untrue in any material respect or any of the documents, schedules, exhibits or other items delivered by Seller to Purchaser hereunder to be misleading or incomplete in any material respect at any time prior to and including the Closing Date, then such party shall give prompt notice thereof to the other party hereto.

          10.  Covenants of Seller and Purchaser.

          10.1 Seller's Covenants.  Seller hereby covenants with
Purchaser as follows:

          10.1.1 Seller shall operate the Project in the ordinary course of Seller's business.

          10.1.2 Seller's existing insurance policies with respect to the Project shall remain continuously in force to the Closing Date.

          10.1.3 Seller shall, prior to Closing, perform when due in all material respects all of Seller's obligations under any mortgage or security agreement affecting the Project, General Contracts, Governmental Approvals and other agreements relating to the Project and otherwise in accordance with Applicable Laws.
     Except as otherwise provided herein, Seller shall deliver the Project at Closing in the same condition as it was on the date hereof, normal wear and tear excepted. None of the Improvements shall be removed from the Project, unless replaced by Improvements of equal or greater utility and value.

          10.1.4 All action required pursuant to this Agreement which is necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Seller, Seller will use commercially reasonable efforts to satisfy all conditions to Closing listed in Section 7.1 and Seller shall furnish Purchaser with such documents or further assurances as Purchaser may reasonably require.

          10.1.5 After the date hereof and prior to Closing, no part of the Project, or any interest therein, will be alienated, liened, encumbered, leased or otherwise transferred, except that Lessee may enter into the Lease in accordance with this Agreement.

          10.2 Purchaser's Covenants. Purchaser hereby covenants with Seller as follows:

          10.2.1 All action required pursuant to this Agreement which is necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Purchaser, Purchaser will use commercially reasonable efforts to satisfy all conditions to Closing specified in Section 7.2 and Purchaser shall furnish Seller with such documents or further assurances as Seller may reasonably require.

          11.  Seller's Closing Documents.

          At Closing, Seller shall deliver or cause to be delivered to Purchaser the following in form and substance acceptable to Purchaser:

          11.1 Special warranty deed, executed by Seller, in recordable form conveying the Land and the Improvements to Purchaser free and clear of all claims, liens and encumbrances, except the applicable encumbrances listed in Exhibit 11.1 and as otherwise permitted by this Agreement (the "Permitted Exceptions").

          11.2 Five (5) original counterparts of the Lease and the Memorandum of Lease, each executed by Seller as lessee thereunder, together with payment of the Basic
Rent for the Interim Term and the first month of the Primary Term.

          11.3 Assignment, executed by Seller, to Purchaser of all right, title and interest of Seller and its agents in and to the Intangible Personal Property (including the Governmental Approvals) and any and all assignable guarantees and warranties used or made in connection with the operation, construction, improvement, alteration or repair of the Project (the "Intangible
Assignment").

          11.4 To the extent not previously delivered to Purchaser, originals of the Governmental Approvals, including the certificate(s) of occupancy for the Project.

          11.5 The Title Policy issued by the Title Company dated the Closing Date in the amount of the Purchase Price, with such endorsements and otherwise in accordance with the requirements of Section 8 hereof, with all exceptions other than Permitted Exceptions deleted. Seller shall provide the Title Company, if required by the Title Company as a condition to the issuance of the Title Policy, with (i) an ALTA Statement of Seller attesting to the fact that all costs, expenses and charges for labor, work or materials used in connection with the Land and the Improvements have been paid in full and are being transferred free and clear of all liens and encumbrances suffered or created by Seller, and (ii) a "gap" undertaking with respect to matters affecting title between the date of the Title
Commitment and the Closing Date.

          11.6 An opinion of Seller's counsel addressed to Purchaser and Lender, if any, addressing the following issues: (i) that Seller has been authorized to enter into this Agreement and to perform Seller's obligations hereunder, (ii) that Seller has been authorized to enter into the Lease and to perform Lessee's obligations thereunder, (iii) that the signatory or signatories hereto and the signatory or signatories of all documents required to be executed and delivered by Seller at Closing have the authority to bind Seller,
(iv) that this Agreement, the Lease and all the documents and agreements to be executed and delivered by Seller at Closing are valid, binding and enforceable against Seller in accordance with their respective terms, and (v) that Seller is organized and in good standing in the State of Delaware and qualified to do business in and in good standing under the laws of the state where the Project is located; together with documentation which supports such opinion, including articles of incorporation, by-laws, corporate resolutions and certificates of good standing; such opinion to be subject to customary qualifications and based on customary assumptions.

          11.7 Three (3) copies of a closing statement executed by Seller conforming to the provisions of this Agreement.

          11.8 An affidavit of an officer of the Seller regarding no foreign ownership of Seller in the form attached hereto as Exhibit 11.8.

          11.9 A certificate executed by Seller that its representations and warranties remain true and correct at and as of the date of Closing.

          11.10 An Affidavit of Title in customary form.

          11.11 Certified copies of the resolutions of the Boards of Directors of the Seller authorizing the sale of the Project and the execution, delivery and performance of the Lease.

          11.12 Local transfer tax form, if applicable, executed by Seller and other documents conforming with local law or custom.

          11.13 Five (5) copies of a Tenant Estoppel
Certificate, each executed by Seller, addressed to Lender, if any, in a form reasonably required by Lender and reasonably acceptable to Seller.

          11.14 Five (5) copies of a Nondisturbance and Attornment Agreement in a form specified by Lender which is reasonably acceptable to Seller and Purchaser
(the "SNDA").

          11.15 Such other documents and instruments as may reasonably be required by Purchaser, its counsel, Lender, or the Title Company and necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto.

After Closing, Seller shall execute and deliver to Purchaser such further documents and instruments as Purchaser shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto; provided, however, that (i) such documents and instruments shall not materially change the terms of the transactions contemplated hereby and
(ii) Seller shall not be required to incur any expenses with respect to providing such documents and instruments other than reasonable attorneys' fees and costs associated therewith.

          12.  Purchaser's Closing Documents.

          At Closing, Purchaser shall deliver to Seller:

          12.1 Five (5) original counterparts of the Lease, the Memorandum of Lease, and, if required, the SNDA, each executed by Purchaser as lessor thereunder.

          12.2 Three (3) copies of a closing statement conforming to the provisions of this Agreement.
          12.3 Acceptance of the Intangible Assignment.

          12.4 Local transfer tax form, if applicable, executed by Purchaser, and other documents conforming with local law or custom and such other documents and instruments, as may reasonably be required by Seller, its counsel or the Title Company and necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto.

After Closing, Purchaser shall execute and deliver to Seller such further documents and instruments as Seller shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto;
provided, however, that (i) such documents and instruments shall not materially change the terms of the transactions contemplated hereby and (ii) Purchaser shall not be required to incur any expenses with respect to providing such documents and instruments other than reasonable attorneys' fees and costs associated therewith.

          13.  Prorations.

          As Seller shall have a continuing liability for all items described in subsection 7(a) of the Lease accrued prior to Closing, there shall be no prorations thereof at Closing.

          14.  Expenses.

          14.1 If the Closing occurs, all costs of this transaction incurred on or after July 26, 2000 shall be paid by Seller including, without limitation, site inspection fees, the updates to the Inspection Reports, surveys, title commitment, title insurance, title updates, commissions, the fees and expenses of legal counsel of Purchaser, Lender and Dana Commercial Credit
Corporation, and all recording and lease fees relating to any encumbrances and all state, county and municipal transfer, stamp and lease taxes, conveyance fees, mortgage taxes and recording taxes, and all escrow fees
(collectively, the "Expenses").  If the Closing occurs,
Seller shall also reimburse Purchaser (or its affiliates) for (i) costs incurred in connection with the negotiation of that certain Agreement of Purchase and Sale for the Project, dated as of July 26, 1999 in the amount of Sixty-Three Thousand Two Hundred Ninety-
One and 41/100 Dollars ($63,291.41) plus (ii) any expenses paid by Purchaser (or its affiliates) or its counsel at any time between July 26, 1999 and the Closing for title insurance services relating to the Project (the "Previous Expenses"). Notwithstanding anything contained herein to the contrary, if the closing does not occur for any reason whatsoever, including Seller's default, the circumstances described in Sections 14.2, 14.3 or 14.4, or otherwise, Seller shall not be obligated to reimburse Purchaser for the Previous Expenses.

          14.2 Subject to the terms of Section 14.3, if Purchaser obtains a Loan Commitment and the Closing does not occur for any reason other than due to a default by Purchaser or the failure by Purchaser to comply with the terms of the Loan Commitment (other than terms of the Loan Commitment which are (a) obligations of Seller under this Agreement or the Tenant under the Lease, or
(b) the conditions described in Section 7.1.1 to 7.1.8 hereof), Seller shall pay all Expenses and (i) all Loan
Commitment and Loan Application fees and expenses and
(ii) breakage and hedging costs ((i) and (ii) being collectively referred to as "Loan Costs"). If
Purchaser defaults under this Agreement, Purchaser shall pay all Expenses and Loan Costs but Seller shall not be obligated to reimburse Purchaser (or its affiliates) for the Previous Expenses.

          14.3 If this Agreement is terminated pursuant to Section 6.1, 6.2, 6.3 or 6.4, each party shall pay its own Expenses and Seller shall not be obligated to reimburse Purchaser for the Previous Expenses, provided that if, prior to the receipt of (i) the updates of the Environmental Report and Architectural/Engineering
Report, (ii) the Revised Title Commitment, (iii) the
Initial Survey, and (iv) all of the Lien Searches ((i)-
(iv) being collectively referred to as the "Updates"), Seller consents in writing to Purchaser's acceptance of an Application, then, notwithstanding any other provision of this Agreement to the contrary, if the Purchaser reasonably disapproves or the Lender disapproves any new adverse information shown in any Update (as such Update may be timely revised to reflect any efforts by Seller to cure such defect) received after Purchaser's acceptance of such Application and as a result thereof this Agreement is terminated, Seller shall pay all Expenses and Loan Costs and, if as a result of such termination of this Agreement, the Other
Agreement is terminated pursuant to Section 7.1 thereof, Seller shall also pay all Expenses and Loan
Costs (as such terms are defined in the Other
Agreement).

          14.4 The obligations of Seller and Purchaser under this Section 14 shall survive any termination of this Agreement.

          15.  Risk of Loss; Eminent Domain.

          From and after the date hereof to the
Closing, Seller is considered the owner of the Project for all purposes, and shall be entitled to receive all insurance proceeds and/or condemnation awards that may become payable with respect thereto. Any and all risks associated with ownership of the Project shall be borne by Seller from the date hereof until Closing. Seller shall give notice to Purchaser should the Project incur a condemnation or a casualty within three (3) business days of such condemnation or casualty. In the event of a condemnation or casualty prior to Closing, Purchaser shall have the option, as its sole remedy in respect thereof, to elect one of the following: (i) to proceed with Closing in which event all insurance proceeds and/or condemnation awards shall be assigned to Purchaser and Purchaser shall be given a credit for any applicable insurance deductible; or (ii) to terminate this Agreement in which event Purchaser and Seller shall be relieved of any further liability or obligation under this Agreement, except for Surviving
Covenants. Purchaser shall exercise such option by giving written notice specifying its choice to Seller on or prior to the earlier of fifteen (15) days after receiving Seller's notice or the date of Closing. If
Purchaser does not give a timely notice it shall be deemed to have elected the option in clause (i) above.

          16.  Remedies.

          In the event the transaction contemplated hereby does not close or is terminated due to a default by Seller, Purchaser shall be entitled to immediate return of the Earnest Money, and (i) the Seller shall be responsible for Purchaser's damages arising therefrom, including without limitation, Purchaser's out-of-pocket expenses incurred related to Purchaser's due diligence, Purchaser's, Lender's and Dana
Commercial Credit Corporation's legal costs and Purchaser's transaction, loan commitment and loan application fees and expenses, breakage costs and hedging costs; or (ii) Purchaser may pursue its remedy for specific performance. In the event the transaction contemplated hereby does not close or is terminated due to a default by Purchaser in the performance of its obligations under this Agreement, Seller shall be entitled to the Earnest Money as liquidated damages, and Seller hereby waives any right to receive damages or other relief in excess of the Earnest Money.
Notwithstanding the preceding, such waiver and limitation is exclusive of all costs, fees and expenses (including without limitation, attorneys' fees and court costs) of enforcement as provided under Section
19 herein and the allocation of the Expenses as provided in Section 14 hereof. In further consideration thereof, Seller waives any right to specifically enforce the actual purchase of the Project by Purchaser under this Agreement. In the event of a default by either party hereto, the party not in default shall give notice thereof to the defaulting party and an opportunity to cure for a period of 5 days following the delivery of notice, prior to exercising any right or remedy to which the party not in default may be entitled. Notwithstanding the preceding, in the event a Closing has been scheduled, Purchaser tenders the Purchase Price on the scheduled date of Closing, and Seller fails to sell the Property, and such failure is a default under the terms of this Agreement, Purchaser may immediately pursue its rights and remedies without written notice to Seller or any opportunity of Seller to cure. In no event shall either party be deemed in default of its obligation to close if it refuses to close by reason of the failure of a condition to its obligation to close. A default by the Seller under the Other Agreement in its obligation to close thereunder shall constitute a default by Seller under this Agreement in its obligation hereunder. A default by the Purchaser under the Other Agreement in its obligation to close thereunder shall constitute a default by Purchaser under this Agreement in its obligation to close hereunder.

          17.  Successors and Assigns.

          The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors (whether by merger or otherwise), beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in or to the Project or of this Agreement shall be made by Seller during the term of this Agreement. Purchaser may, without the consent of Seller, assign its interest under this Agreement to an entity which would qualify as a Qualified Transferee under the Lease, provided, however, Purchaser shall remain liable for its obligations under this Agreement.

          18.  Brokers, Finders and Consultants.

          Seller and Purchaser represent and warrant to each other that the warrantor has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the sale contemplated herein other than Trammell Crow Real Estate Services, Inc. ("Broker"), and Seller shall be responsible for all commissions, fees and expenses due Broker as a result of this Agreement, the Lease and the transactions contemplated hereunder and thereunder. Each party shall indemnify, protect, defend and hold harmless the other party from and against all claims, losses, costs, expenses and damages (including attorneys' fees) resulting from a breach of the foregoing warranty. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section 18 shall survive any termination of this Agreement.

          19.  Litigation.

          In the event of litigation between the
parties with respect to the Project, this Agreement, the performance of their obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys' fees.
Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this
Section 19 shall survive termination of this Agreement.
(The obligations of the parties under Sections 4, 6, 9.1.17, 9.3, 14, 16, 17, 18, 19 and 22 are referred to collectively as "Surviving Covenants.")

          20.  Notices.

          Any notice, demand or request, consent or approval ("Notice") which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Purchaser as follows:

     Seller:                School Specialty Inc.
                            3395 West College Avenue
                            Appleton, Wisconsin  54914
                            Attn:  Donald J. Noskowiak
                            Fax:  (920) 882-5863

     With a copy to its
     attorneys:             Franzoi & Franzoi, S.C.
                            514 Racine Street
                            Menasha, Wisconsin  54952
                            Attn:  Joseph F. Franzoi IV
                            Fax:  (920) 725-0998

     Purchaser:             c/o Mesirow Realty Sale-Leaseback, Inc.
                            350 North Clark Street
                            Chicago, Illinois  60610
                            Attn:  Garry W. Cohen
                            Fax:  (312) 595-6141

     With a copy to:        Mesirow Realty Sale-Leaseback, Inc.
                            8211 West Broward Boulevard
                            Suite 370
                            Plantation, Florida 33324
                            Attn:  David A. Piasecki
                            Fax:  (954) 370-8221

     With a copy to its
     attorneys:             Goldberg, Kohn, Bell, Black, Rosenbloom
                             & Moritz, Ltd.
                            55 East Monroe Street
                            Suite 3700
                            Chicago, Illinois  60603
                            Attn:  Stephen B. Bell
                            Fax:  (312) 332-2196

Notices shall be either (i) personally delivered
(including delivery by Federal Express, Airborne, Emery or other similar courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices, (ii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the date of deposit in the United
States mail or (iii) sent by facsimile, provided the sender of such facsimile has evidence that the facsimile was received by the addressee's machine, in which case they shall be deemed delivered on the date of receipt by the addressee's machine. Either party may by written notice to the other party given as provided hereunder change its address for service of Notice.

          21.  Benefit.

          This Agreement is for the benefit only of the parties hereto or their nominees, successors, beneficiaries and assigns as permitted in Section 17 and no other person or entity shall be entitled to rely hereon, receive any benefit here from or enforce against any party hereto any provision hereof.

          22.  Miscellaneous.

          22.1 This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, representations and statements are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

          22.2 If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Illinois or for observance thereof. As used in this Agreement, the term "business day" means a day other than a Saturday, Sunday or legal holiday.

          22.3 Relative to each representation and warranty made in this Agreement which is limited to Seller's knowledge, Seller shall be charged only with the actual knowledge of those officers of Seller charged with responsibility for the matter in question for Seller, with such officers being charged only with such investigations as shall normally be incumbent on such officers in the performance of their duties.

          22.4 The paragraph and section headings used herein are descriptive only and shall have no legal force or effect whatsoever.

          22.5 All of the exhibits and schedules to this Agreement, including all of the terms, conditions and provisions thereof, are incorporated into this Agreement by this reference.

          22.6 This Agreement shall be governed by and construed in accordance with the laws of the state in which the Project is located.

          22.7 This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

          22.8 Time is of the essence of this Agreement.

          22.9 The covenants contained in this Agreement, shall survive, and shall not merge into, the Closing.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.


                            SSI AGAWAM, L.L.C., a Delaware
                            limited liability company

                            By MESIROW REALTY SALE-LEASEBACK,
                               INC., an Illinois corporation,
                               it sole member

                               By  /s/ Garry W. Cohen
                                   ---------------------------------------
                               Name    Garry W. Cohen
                               Its     Senior Executive Vice President

                            Date of Execution:  August 24, 2000


                            SCHOOL SPECIALTY INC., a corporation


                            By  /s/ Donald J. Noskowiak
                                ------------------------------------------
                            Name    Donald J. Noskowiak
                            Its     VP Finance/Business Development


                            Date of Execution:  August 22, 2000

                           LIST OF EXHIBITS

Exhibit 1.1         The Land
Exhibit 1.3         Intangible Personal Property
Exhibit 5.1         Seller's Deliveries
Exhibit 5.2         Inspection Reports
Exhibit 7.1.1       Form of Lease and Rent Schedule
Exhibit 8.1         Title Commitment Requirements
Exhibit 8.2         Survey Requirements
Exhibit 11.1        Permitted Exceptions
Exhibit 11.8        Affidavit Regarding No Foreign Ownership of Seller


The above exhibits to this document have been omitted.
The exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.